EXHIBIT 10.2

AMENDMENT TO SHARE PURCHASE AGREEMENT

THIS AMENDMENT TO SHARE PURCHASE AGREEMENT (this “Amendment”) to that certain Share Purchase Agreement dated as of March 31, 2025 (the “Purchase Agreement”), which was originally entered into by and among CN Energy Group. Inc., a British Virgin Islands company limited by shares (the “Parent”), Ewforest Group Limited, a Hong Kong private company limited by shares (the “Purchaser”), Ynong Group Limited, a Hong Kong private company limited by shares (the “Seller”), and Ynong International Group Limited, a Hong Kong private company limited by shares (“HoldCo”), is entered into and made effective as of April 23, 2025 (the “Effective Date”), by and between the Parent, the Purchaser, the Seller, and HoldCo. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Purchase Agreement. The Parent, the Purchaser, the Seller, and HoldCo are collectively referred to herein as, the “Parties.”

RECITALS

WHEREAS, the Parties desire to amend certain provisions of, and add certain provisions to, the Purchase Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

1. Amendments. The Purchase Agreement is hereby amended as follows:

(a) Recitals. The Recitals are hereby amended and restated in its entirety as follows:

“WHEREAS, the Seller is the record and beneficial owner of all of the issued and outstanding ordinary shares, par value HK$1.00 per share, of HoldCo (the “HoldCo Ordinary Shares”);

WHEREAS, HoldCo and an individual directly own ninety percent (90%) and ten percent (10%), respectively, of an Indonesian entity (“PGIF”), and PGIF and certain individuals directly own ninety percent (90%) and ten percent (10%), respectively, of the Company, which is the operating business;

WHEREAS, the Seller desires to sell to the Purchaser and the Purchaser desires to purchase from the Seller four thousand five hundred (4,500) shares of HoldCo Ordinary Shares (the “HoldCo Shares”), of which represents forty-five percent (45%) of the issued and outstanding HoldCo Ordinary Shares, which effectively represents a 36.5% ownership of the Company, and the Seller shall retain fifty-five percent (55%) of HoldCo, which effectively represents a 44.6% ownership of the Company;

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WHEREAS, the parties hereto intend that the consideration for the HoldCo Shares shall consist of the following: (i) shares (the “Parent Shares”) of Class A ordinary shares, no par value per share, of the Parent (“Parent Ordinary Shares”) to be issued at the closing of the transactions contemplated by this Agreement (the “Closing”); (ii) assignment of certain accounts receivable of the subsidiaries of the Parent; and (iii) post-Closing cash payment to be paid on or prior to June 30, 2025 or on a date mutually agreed upon by the parties hereto, upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.”

(b) Section 2.2. Section 2.2 is hereby amended and restated in its entirety as follows:

“2.2 Purchase Price. The purchase price for the purchase of the HoldCo Shares shall be equal to an amount of Forty Million Nine Hundred Thirteen Thousand Three Hundred Seventy Dollars ($40,913,370) which shall be payable as follows:

(a) Six Million Three Hundred Sixty-Five Thousand Three Hundred Forty-Eight Dollars ($6,365,348) shall be paid by the Parent to the Seller or its designees on or prior to June 30, 2025 or on a date mutually agreed upon by the parties hereto by wire transfer of immediately available funds to the accounts designated in writing by the Seller not less than two (2) Business Days prior to the anticipated payment date;

(b) the Parent shall issue and deliver to the Seller or its designees Ten Million Dollars ($10,000,000) of Parent Ordinary Shares with a cost basis of or valued at $0.20 per share, which equals fifty million (50,000,000) shares, provided, that in the event of any stock split or similar recapitalization occurring after the Effective Date and prior to the Closing Date, the number of shares issuable pursuant to this Agreement shall be proportionally adjusted to maintain the intended economic value of the consideration; and

(c) the Parent shall assign to the Seller or its designees at Closing certain accounts receivable having an aggregate value of Twenty-Four Million Five Hundred Forty-Eight Thousand Twenty-Two Dollars ($24,548,022), of which are set forth on Schedule 2.2(c) (the “Assigned Receivables”), pursuant to an assignment and assumption agreement substantially in the form attached hereto as Exhibit A (the “Assignment Agreement”), in which the Parent shall convey the Assigned Receivables to the Seller or its designees on an “as is” basis and the Seller shall own all rights to collect and retain payment on the Assigned Receivables for its own account.”

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(c) Section 3.2. Section 3.2 is hereby amended and restated in its entirety as follows:

“3.2 Closing Deliverables.

(a) On or prior to the Closing Date, the Seller shall deliver, or cause to be delivered, to the Purchaser:

(i) share certificates representing the HoldCo Shares under the Purchaser’s name, free and clear of any Security Interests and transfer restrictions, duly endorsed by stock powers or other instruments properly evidencing transfer of the HoldCo Shares in a form acceptable to the Parent and the Purchaser, with appropriate transfer stamps, if any, affixed;

(ii) the executed side letters or agreements entered into between the Seller, PGIF, and PWAN, in which PGIF and PWAN have agreed to comply with the applicable terms of this Agreement and between the Parent and the designees of the Seller in which the designees of the Seller make certain representations and warranties with regard to their status as an accredited investor and investment intent, among other things;

(iii) the Assignment Agreement duly executed by the Seller;

(iv) the Shareholder Agreement duly executed by the Seller;

(v) the Voting Agreement substantially in the form attached hereto as Exhibit D duly executed by a holder of Class B ordinary shares, no par value per share, of the Parent, and the designees of the Seller, in which the designees of the Seller grant the holder of the Class B ordinary shares the authority to vote their applicable Shares;

(vi) an opinion from Hong Kong counsel of the Seller and HoldCo in the form acceptable to the Purchaser;

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(vii) an opinion from Indonesian counsel of PGIF and the Company in the form acceptable to the Purchaser;

(viii) good standing certificates from each of the Seller, HoldCo, PGIF, and the Company of their respective jurisdictions of incorporation;

(ix) certificates duly executed by an officer of each of the Seller, HoldCo, PGIF, and the Company, dated as of the Closing Date, that each of the conditions set forth in Section 9.2 have been satisfied, respectively;

(x) certificates duly executed by the secretary of each of the Seller, HoldCo, PGIF, and the Company, dated as of the Closing Date, as to their respective (A) Organizational Documents, (B) resolutions of the board of directors or persons performing a similar function duly adopted and in effect, which authorize the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated by this Agreement (the “Transactions”), and (C) officers’ names and signatures authorized to sign this Agreement, the Transaction Documents, and any other documents to be delivered hereunder; and

(xi) all other documents reasonably requested by the Purchaser that are compulsory by law to effect the intent of this Agreement and consummate the Transactions.

(b) On or prior to the Closing Date, the Parent deliver, or cause to be delivered, as applicable, to the Seller the following:

(i) the Assignment Agreement duly executed by the Parent;

(ii) the Shareholder Agreement duly executed by the Purchaser;

(iii) an irrevocable instruction letter directing the transfer agent of the Company the issuance and registration of the Shares in the name of the Purchaser, or its designated nominee, effective as of the Closing Date;

(iv) certificates duly executed by an officer of each of the Parent and the Purchaser, dated as of the Closing Date, that each of the conditions set forth in Section 9.1 have been satisfied, respectively;

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(v) certificates duly executed by the secretary of each of the Parent and the Purchaser dated as of the Closing Date, as to their respective (A) Organizational Documents, (B) resolutions of the board of directors duly adopted and in effect, which authorize the execution, delivery, and performance of this Agreement and the consummation of the Transactions, and (C) officers’ names and signatures authorized to sign this Agreement, the Transaction Documents, and any other documents to be delivered hereunder; and

(vi) all other documents reasonably requested by the Purchaser that are compulsory by law to effect the intent of this Agreement and consummate the Transactions.

(d) Article VIII. Section 8.6 is hereby amended and restated in its entirety, and Section 8.8 shall be added, as follows:

“8.6 Election of Board Member. On or immediately prior to June 30, 2025 or on a date mutually agreed upon by the parties hereto, the Board of Directors of the Company shall elect the individual designated by the Parent of which name shall be provided to the Company to serve as a member of the Board of Directors of the Company.

“8.8 Post-Closing Cash Payment; Director Agreement. On or prior to June 30, 2025 or on a date mutually agreed upon by the parties hereto, the Parent shall pay the payment set forth in Section 2.2(a) to the Seller or its designees by wire transfer of immediately available funds to the accounts designated in writing by the Seller not less than two (2) Business Days prior to the anticipated payment date, and PWAN and its Board of Directors shall take all necessary actions to effect the appointment of the individual designated by the Parent as a member of the Board of Directors of PWAN.”

(e) Section 12.17. Section 12.17 is hereby amended and restated in its entirety as follows:

“12.17 Side Letters. Notwithstanding anything to the contrary to this Agreement, any side letters entered into in connection with the Transactions, including, without limitation, the side letters set forth in Section 3.2(a)(ii) entered into between the applicable parties hereto and PGIF, PWAN, and the designees of the Seller, as applicable, shall be enforceable by the Parent Group.”

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2. Entire Agreement; Assignment. This Amendment together with the Purchase Agreement (including the Schedules, Transaction Documents, and the other documents, and the instruments referred to herein or therein that are to be executed and delivered in connection therewith) (a) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof, and (b) shall not be assigned by operation of law or otherwise, except that the Parent may, at any time, in its sole discretion, assign, in whole or in part, its rights and obligations pursuant to this Amendment to one or more of its Affiliates.

3. Validity. The invalidity or unenforceability of any provision of this Amendment shall not affect the validity or enforceability of any other provisions of this Amendment, each of which shall remain in full force and effect.

4. Headings; Construction. The descriptive headings of the Sections of this Amendment are inserted for convenience only and do not constitute a part of this Amendment.

5. Governing Law; Waiver of Jury Trial. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK TO BE APPLIED. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT SUCH PARTY MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION, OR PROCEEDING ARISING HEREUNDER.

6. Consent to Jurisdiction. EACH PARTY HERETO AGREES AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY COURT SITTING IN THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEW YORK (IF FEDERAL JURISDICTION EXISTS), AND ANY APPLICABLE APPELLATE COURTS, WITH RESPECT TO ALL MATTERS RELATING TO THIS AMENDMENT AND TO THE TRANSACTIONS CONTEMPLATED HEREBY, WAIVES ALL OBJECTIONS BASED ON LACK OF VENUE AND FORUM NON CONVENIENS, AND IRREVOCABLY CONSENTS TO THE PERSONAL JURISDICTION OF ALL SUCH COURTS.

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7. Arbitration.

(a) Any dispute, controversy, or claim involving any party hereto or its Affiliates arising out of or relating to this Amendment or any Transaction Document (a “Dispute”), shall first be submitted to a senior business person of the Parent and the Seller each with authority to resolve the Dispute. If such Persons cannot resolve the Dispute within thirty (30) days after notice of a Dispute, the Dispute shall be referred to and finally resolved by arbitration at the BVI International Arbitration Centre (“Arbitration Center”) in the British Virgin Islands. Any such arbitration shall be administered by the Arbitration Center in accordance with its procedures for arbitration. The Parent shall select one arbitrator, and the Seller shall select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. Such arbitrators shall be independent, impartial, and conflicts-free neutral. The Arbitration Center shall select the third arbitrator. None of the neutrals selected may be current or former employees, officers, or directors of each party, its subsidiaries, or Affiliates. If a party hereto to the dispute does not appoint an arbitrator who has consented to participate within thirty (30) days after the selection of the first arbitrator, the relevant appointment shall be made by the Arbitration Center. The language of the arbitration shall be English and shall be conducted over the course of consecutive business days and weeks.

(b) The Arbitration Center shall decide the Dispute in accordance with the substantive law of New York. THE ARBITRATION CENTER SHALL NOT AWARD EITHER PARTY NON-COMPENSATORY, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, OR EXEMPLARY DAMAGES, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW, UNLESS SUCH PARTY IS SEEKING SUCH TYPE OF DAMAGES ON THE BASIS THAT IT WAS REQUIRED TO PAY SUCH TYPE OF DAMAGES TO A THIRD PARTY. The award of the Arbitration Center may be entered in any court of competent jurisdiction.

(c) The costs of the arbitration including the fees and expenses of the Arbitration Center and reasonable attorneys’ fees and expenses shall be borne by the non-prevailing party and awarded by the Arbitration Center in the award. In determining the reasonableness of the attorneys’ fees, the Arbitration Center shall take into account all relevant facts and circumstances, including but not limited to the amount of damages sought and the amount of the award.

8. Counterparts. For the convenience of the parties hereto, this Amendment may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. Delivery and execution of an executed counterpart of a signature page to this Amendment by facsimile, .pdf file, or other means of electronic execution or transmission shall be effective as delivery of a manually executed counterpart to this Amendment.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the Effective Date.

PARENT

CN ENERGY GROUP. INC., a British Virgin Islands company

By:	/s/ Wenhua Liu
Name:	Wenhua Liu
Title:	Interim CEO

PURCHASER

EWFOREST GROUP LIMITED, a Hong Kong company

By:	/s/ Wenhua Liu
Name:	Wenhua Liu
Title:	Interim CEO

SELLER

YNONG GROUP LIMITED, a Hong Kong company

By:	/s/ Xiaochun Zhang
Name:	Xiaochun Zhang
Title:	CEO

Signature Page to Amendment to Share Purchase Agreement

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HOLDCO

YNONG INTERNATIONAL GROUP LIMITED, a Hong Kong company

By:	/s/ Xiaochun Zhang
Name:	Xiaochun Zhang
Title:	CEO

Signature Page to Amendment to Share Purchase Agreement

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EXHIBIT D TO SHARE PURCHASE AGREEMENT

VOTING AGREEMENT

(See attached.)

D-1